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                                  EXHIBIT (21)
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                                                                    Exhibit (21)

                        Subsidiaries of Summit Bancorp.



         Summit Bancorp. is the parent corporation. Detailed information on its present subsidiaries appears in the Narrative description of business. Additional information is as follows:

                                                       Jurisdiction of
Name                                                   Incorporation

Summit Bank                                              New Jersey
   Sethmark Holding Corp.                                New York
     Sethmark Capital Corporation                        New York
   MJD Asset Corporation                                 New Jersey
   Old Reliable Corporation                              New Jersey
   Palisade Funding Corp.                                New Jersey
   Palvest Corp.                                         New Jersey
   Palservco, Inc.                                       New Jersey
   Palisade Financial Services, Inc.                     New Jersey
   Nelav, Inc.                                           New Jersey
   VerValen, Inc.                                        New Jersey
   Flemington National Investment Co.                    New Jersey
   UJB International Trade Finance Corp.                 New Jersey
     UJB Trade Finance (HK), Limited                     Hong Kong
   First Pipco, Inc.                                     New Jersey
     C.I. Pip Restaurant Co.                             New Jersey
     CiPip Properties Co.                                New Jersey
   Summit Leasing Corporation                            New Jersey
   United Jersey Hackensack Investment Corporation       New Jersey
   CTC Investment Co.                                    Delaware
   S.A.R. Realty Holding Corporation                     New Jersey
   Pipco-On-The-Hudson, Inc.                             New Jersey
     Pipco/TM8, Inc.                                     New Jersey
     Pipco/TM10, Inc.                                    New Jersey
     Pipco/TM13, Inc.                                    New Jersey
     Pipco/Spring Hill, Inc.                             New Jersey
     Pipco 205 Park, Inc.                                New Jersey
     Pipco Schoolhouse Estates, Inc.                     New Jersey
     Pipco Urban Restoration, Inc.                       New Jersey
     Pipco Windsong, Inc.                                New Jersey
     Pipco Parsippany, Inc.                              New Jersey
     Pipco 121-123 Grand Avenue, Inc.                    New Jersey
     Pipco Bright, Inc.                                  New Jersey
     Pipco Oakland, Inc.                                 New Jersey
     Pipco Raintree, Inc.                                New Jersey
     Pipco Underhill, Inc.                               New York
     Pipco MK, Inc.                                      New Jersey
     Pipco Carlstadt, Inc.                               New Jersey
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  Pipco Ewing, Inc.                                       New Jersey
  Pipco 851 Boulevard, Inc.                               New Jersey
  Pipco Alpine, Inc.                                      New Jersey
  Pipco Norte, Inc.                                       New Jersey
  Alternative Financial Group, Inc.                       Pennsylvania
  PipHam Gardens, Inc.                                    New York
  PipAshley, Inc.                                         New Jersey
  Pipco Urban Renewal Corporation, Inc.                   New Jersey
  Commonwealth Pipco Corp.                                Pennsylvania
  Pipco Hansen Land Corp.                                 Pennsylvania
  PipCRA, Inc.                                            New Jersey
  PipLandCo, Inc.                                         New Jersey
  PipCondoCo, Inc.                                        New Jersey
  PipWarehouseCo, Inc.                                    New Jersey
  PipQuarryCo, Inc.                                       New Jersey
  PipPomonaCo, Inc.                                       New York
  Second PipLandCo, Inc.                                  New Jersey
  Second PipCondoCo, Inc.                                 New Jersey
  Houses-R-Pip, Inc.                                      New Jersey
  PipGate Mill Properties, Ltd.                           New Jersey
  PipHyde Park, Limited                                   New York
  NewPip Properties Co., Ltd.                             New Jersey
FSB Investment Corp.                                      New Jersey
Franklin State Armored Corporation                        New Jersey
Central Pipco, Inc.                                       New Jersey
  Central Pipco Sanson, Inc.                              New Jersey
  Central Pipco Petrocella/Temes, Inc.                    New Jersey
  Central Pipco Spring Knolls, Inc.                       New Jersey
  Evergreen Cenpipco, Inc.                                New Jersey
  CenPipMaple, Inc.                                       New Jersey
  CenPipPRD, Inc.                                         New Jersey
  CenPipCho35, Inc.                                       New Jersey
  Central Pipco Thom, Inc.                                New Jersey
  CenPipColt, Inc.                                        New Jersey
  CenPipUnited, Inc.                                      New Jersey
  ExeCenPip EM1, Inc.                                     New Jersey
  MorCenPip EM2, Inc.                                     New Jersey
  EmsCenPip EM3, Inc.                                     New Jersey
  ProCentip Plains, Inc.                                  New Jersey
  SayCenPip Ville, Inc.                                   New Jersey
  HalCenPip Tides, Inc.                                   New Jersey
  VolCenPipChik, Inc.                                     New Jersey
  StakCenPipWood, Inc.                                    New Jersey
  Alternative Financial Group, Inc.                       New Jersey
  34 Cen Pip Plaza, Inc.                                  New Jersey
  BunnCenPip 202, Inc.                                    New Jersey
  Central Residential Properties, Inc.                    New Jersey
  Madison CenPipRidge, Inc.                               New Jersey
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  Clearbrook ProCenPip, Inc.                              Pennsylvania
  CenPipMatawan, Inc.                                     New Jersey
  EIN Cen Pip Binder, Inc.                                New Jersey
  CenPipChowderPot, Inc.                                  New Jersey
South Pipco, Inc.                                         New Jersey
  ManSoPip Management Corp.                               New Jersey
  PropSoPip Properties Corp.                              New Jersey
  DevSoPip Development Corp.                              New Jersey
  Aristone So Pip, Inc.                                   New Jersey
New Jersey Affiliated Financial Services, Inc.            New Jersey
STC Investment Holding Company                            New Jersey
Beechwood Insurance Agency Corporation                    New Jersey
One Main Properties - Berkeley Heights, Inc.              New Jersey
One Main Properties - Lebanon, Inc.                       New Jersey
One Main Properties - New Brunswick, Inc.                 New Jersey
One Main Properties - Millburn, Inc.                      New Jersey
One Main Properties - Atlantic Highlands, Inc.            New Jersey
One Main Properties - Union Township, Inc.                New Jersey
One Main Properties - Red Bank, Inc.                      New Jersey
One Main Properties - Chatham, Inc.                       New Jersey
Smithcrest Realty, Inc.                                   New Jersey
34 West - Bethlehem Corporation                           New Jersey
34 West - Memorial Parkway Corporation                    New Jersey
34 West - Rte. 22/523 Corporation                         New Jersey
34 West - White Twp. Corporation                          New Jersey
34 West - Lafayette Corporation                           New Jersey
34 West - Main Street Hackettstown Corporation            New Jersey
34 West - Route 206 Hillsborough Corporation              New Jersey
34 West - Route 31 Flemington Corporation                 New Jersey
34 West - Omni Drive Hillsborough Corporation             New Jersey
34 West - Greenwich TP., Inc.                             New Jersey
34 West - Route 206 Branchburg Corporation                New Jersey
34 West - Route 31/Pennsylvania Ave. Corp.                New Jersey
34 West - Washington Office Corp.                         New Jersey
34 West - Leland Ave. Plainfield Corporation              New Jersey
34 West - Arbor Glen Corporation                          New Jersey
34 West - Rt. 22 Branchburg Corp.                         New Jersey
Seagull Red Bank, Inc.                                    New Jersey
Seagull Landmark, Inc.                                    New Jersey
Seagull Beaver Dam, Inc.                                  New Jersey
Seagull Richmond, Inc.                                    New Jersey
Seagull Ninth Street, Inc.                                New Jersey
Seagull Dock Inc.                                         New Jersey
Seagull 15th Street, Inc.                                 New Jersey
Seagull Lacey, Inc.                                       New Jersey
Seagull Manahawkin, Inc.                                  New Jersey
Seagull Atlantic, Inc.                                    New Jersey
Crestmont Finance Corporation I                           New Jersey
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   GS Holdings NJ, Inc.                                         New Jersey
   GS Holdings, Inc.                                            New Jersey
   Pro One, Inc.                                                New Jersey
   Pro Two, Inc.                                                New Jersey
   Pro Three, Inc.                                              New Jersey
   Pro Four, Inc.                                               New Jersey
   Pro Five, Inc.                                               New Jersey
   Garden Financial, Inc.                                       New Jersey
   GSB Financial Services, Inc.                                 New Jersey
   Greenbriar Service Corporation                               New Jersey
   Crestmont Insurance Agency, Inc.                             New Jersey
   Crestmont Securities, Inc.                                   New Jersey
   Colts Neck Orchard Construction Service Corporation          New Jersey
   GLP, Inc.                                                    New Jersey
   173 Elm Street Leasing Corp., Inc.                           New Jersey
   Eastern Monmouth Service Corporation                         New Jersey
   Central Monmouth Service Corporation                         New Jersey
   Crestmont Hospitality, Inc.                                  New Jersey
   Crestmont Residential Service Corp. I                        New Jersey
   Crestmont Residential Service Corp. II                       New Jersey
   Crestmont Residential Service Corp. III                      New Jersey
   Crestmont Middletown 35, Inc.                                New Jersey
   Crestmont Orange 209, Inc.                                   New Jersey
   Crestmont Lodi 17, Inc.                                      New Jersey
   Crestmont Residential Edison Alva, Inc.                      New Jersey
   Crestmont Residential Asbury Park, Inc.                      New Jersey
   Ocean Investment Company                                     New Jersey
   Somerset Investment Company                                  New Jersey
First Valley Corporation                                        Pennsylvania
   Summit Bank                                                  Pennsylvania
     Valbeth, Inc.                                              Pennsylvania
     North-Val, Inc.                                            Pennsylvania
     Summit Discount Brokerage Co.                              Pennsylvania
     First Valley Capital Corporation                           Pennsylvania
     First Valprop, Inc.                                        Delaware
         First North-Val, Inc.                                  Pennsylvania
         Second North-Val, Inc.                                 Pennsylvania
         Third North-Val, Inc.                                  Pennsylvania
         Fourth North-Val, Inc.                                 Pennsylvania
         Fifth North-Val, Inc.                                  Pennsylvania
         Sixth North-Val, Inc.                                  Pennsylvania
         Seventh North-Val, Inc.                                Pennsylvania
         Eighth North-Val, Inc.                                 Pennsylvania
         Ninth North-Val, Inc.                                  Pennsylvania
   HBP Financial Corp.                                          Pennsylvania
   First Valley Financial Services, Inc.                        Pennsylvania
   First Valley Life Insurance Company                          Arizona
   FirstVal Properties, Inc.                                    Pennsylvania
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The Summit Mortgage Company, Inc.                               New Jersey
Summit Credit Corp.                                             Delaware
   Gibraltar Corporation of America                             New York
   Asset Management Corp.                                       New Jersey
Rahway Avenue Urban Renewal Corporation                         New Jersey
Trico Mortgage Company, Inc.                                    New Jersey
   Securitization Subsidiary I, Inc.                            New Jersey
   Zumbadora Corporation                                        New Jersey
United Jersey Credit Life Insurance Company                     Arizona
Summit Venture Capital, Inc.                                    New Jersey
India, Inc.                                                     Delaware
United Jersey Financial Corp.                                   New Jersey
UJB Financial Service Corporation d/b/a Summit Service Corp.    New Jersey
UJB Financial Payment Systems, Inc.                             New Jersey
Summit Corporate Secretary, Inc.                                New Jersey
Summit Commercial Corp.                                         New Jersey
The Bank of Mid-Jersey                                          New Jersey
   Oxmead Corporation                                           New Jersey
   Bank of Delaware Valley                                      Pennsylvania
   Hopkins Corp.                                                New Jersey
   B.M.J. Leasing Co., Inc.                                     New Jersey
   The B.M.J. Investment Corporation                            New Jersey


         All listed subsidiaries in existence during 1996 are included in the consolidated financial statements in the Summit Bancorp. 1996 Annual Report to Shareholders contained herein as Exhibit 13.


As of 3/1/97